As filed with the Securities and Exchange Commission on February 16, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INTERNATIONAL SECURITIES EXCHANGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	01-0681729
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

60 Broad Street, New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐

Securities Act registration statement file number to which this form relates: 333-117145

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered

Class A Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.    Description of Registrant’s Securities to be Registered

For a description of the Class A Common Stock, par value $0.01 per share (“Common Stock”), of the International Securities Exchange, Inc. (the “Registrant”) to be registered hereunder, reference is made to the information set forth under the caption “Description of Capital Stock” in the Prospectus which constitutes a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-117145) originally filed with the Securities and Exchange Commission on July 2, 2004, as subsequently amended, which information is hereby incorporated herein by reference.

Item 2.    Exhibits

The documents listed below are filed as exhibits to this Registration Statement:

Exhibit No.

3.2*	Amended and Restated Certificate of Incorporation of the Registrant.

3.4*	Amended and Restated Constitution of the Registrant.

4.1*	See Exhibits 3.2 through 3.4 for provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Constitution for the Registrant defining the rights of holders of Class A common stock of the Registrant.

4.2*	Specimen Stock Certificate.

4.3*	Form of Stockholders Agreement, dated as of May 31, 2002, among the Registrant and the stockholders listed on the schedule therein.

4.4*	Form of Counterpart to the Stockholders Agreement among the Registrant and the stockholders listed on the schedule therein.

4.5*	Class A Common Stock Subscription Agreement, dated as of May 31, 2002, among the Registrant and the stockholders named therein.

4.6*	Amendment No. 1 to the Stockholders Agreement.

*	Incorporated herein by reference to the identically numbered exhibit in Registrant’s Registration Statement on Form S-1 (File No. 333-117145).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

February 16, 2005

INTERNATIONAL SECURITIES EXCHANGE, INC.

By:	/S/ DAVID KRELL
	Name:	David Krell
	Title:	President, Chief Executive Officer

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